UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                      May 6, 2014

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code                                               609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 6, 2014, the Shareholders of Covance Inc. (“Covance”) approved the 2014 Employee Equity Participation Plan (“2014 Plan”) which had previously been approved by the Board of Directors to replace the 2013 Employee Equity Participation Plan (the “2013 Plan”). The 2014 Plan became effective on May 6, 2014 and will expire on May 5, 2024. The following is a summary of the 2014 Plan. This summary is qualified in its entirety by the full text of the 2014 Plan set forth in Exhibit 10.1 hereto and incorporated by reference herein. The 2014 Plan authorizes the Compensation Committee, or such other committee as is appointed by the Board of Directors to administer the 2014 Plan, to grant awards to employees and consultants of Covance or entities in which Covance has a controlling or significant equity interest. The number of shares of Common Stock available for grant under the 2014 Plan shall be 2,540,000 plus shares remaining available for grant under the 2013 Plan as described below. Any shares granted as awards other than options or stock appreciation rights (“Full Value Awards”) shall be counted against this limit as two and twenty-nine hundredths (2.29) shares for every one share granted. No further grants of options, shares or other awards shall be permitted under the 2013 Plan. All grants and awards under the 2013 Plan that remain outstanding shall be administered and paid in accordance with the provisions of the 2013 Plan out of shares issuable under the 2014 Plan.

Committee Administration.  The 2014 Plan shall be administered by the Compensation Committee. Each member of the Compensation Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Securities and Exchange Act of 1934, and an “outside director” within the meaning set forth in the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Eligibility.  Key executive, managerial and technical employees (including officers and employees who are Directors) and other employees and consultants of the Company or any subsidiary are eligible to participate in the 2014 Plan. The selection of individuals who are eligible to participate in the 2014 Plan is within the discretion of the Compensation Committee. Stock options, stock appreciation rights, and other stock awards may also be granted to employees of other companies who become employees of Covance or a subsidiary as a result of a merger, consolidation or acquisition in substitution for stock options or other stock denominated awards held by such employees in such other companies.

Awards.  The 2014 Plan authorizes the Compensation Committee to grant any of the following awards to eligible employees:

•                  options to purchase Common Stock;

•                  stock appreciation rights (“SARs”); and

•                  other stock awards.

The Compensation Committee may determine to grant each of those awards singly or in combination. Shares of stock subject to awards are shares of Common Stock. Under the 2014 Plan, no individual may receive awards covering more than 25 percent of the shares allocated to the 2014 Plan.

A stock option represents the right to purchase a specified number of shares at a stated exercise price for a specified time. The 2014 Plan permits the grant of options to purchase shares at not less than the fair market value of the shares of Common Stock on the date of grant. Stock options may be in the form of non-qualified stock options, as well as incentive stock options as described in Section 422 of the Internal Revenue Code. The exercise period for stock options granted will be determined by the Compensation Committee at the time of grant, but will not be longer than ten years from the date of grant, subject to a limited exception for non-qualified options that may not be exercised within three business days of expiration due to a Company imposed trading blackout. Upon exercise, the option exercise price may be paid in cash, by tendering shares of Common Stock owned by the optionee or any combination of such methods. Except in connection with a corporate transaction involving the Company, the Committee is not permitted to change or amend the exercise price of any stock options or SARs or to cancel outstanding options or SARs in exchange for cash. The 2014 Plan does not permit the grant of “reload” stock options, which are options that provide for the grant of additional stock options contingent upon the surrender of shares of Common Stock owned by the optionee in payment of the exercise price. The 2014 Plan also prohibits the repricing of options or SARs. SARs represent a right to receive a payment in cash, shares of Common Stock or a combination of both equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount which is not less than the fair market value of the shares on the date of grant. SARs are often granted by companies to non-U.S. participants to whom stock options cannot be issued due to foreign legal restrictions or adverse tax consequences. Covance has not granted SARs through March 12, 2014. Stock awards such as incentive shares may also be granted pursuant to the 2014 Plan. Stock awards may be made in shares of Common Stock or denominated in units equivalent in value to shares or may otherwise be based on or related to shares of Common Stock.

All shares of Common Stock subject to the 2014 Plan and covered by outstanding awards will be adjusted, to the extent the Compensation Committee deems appropriate, for any future stock splits or consolidations or other corporate transactions. The provisions governing the disposition of specific awards granted under the 2014 Plan in the event of the retirement, disability, death or other termination of employment of the participant will be determined by the Compensation Committee at the time such awards are granted. The Compensation Committee may alter or amend the 2014 Plan or any agreements granted thereunder to the extent permitted by law except that the Committee may not increase the number of shares which may be issued under the 2014 Plan, modify the requirements for participation in the 2014 Plan or increase benefits that have already accrued to participants under the 2014 Plan, without Shareholder approval. The Board of Directors may terminate the 2014 Plan.

The performance criteria that shall be used by the Compensation Committee in granting Stock Awards contingent on performance goals for officers to whom Section 162(m) of the Code is applicable and which are intended to constitute performance-based compensation under Section 162(m) shall consist of the following or criteria derived from the following: revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre-or after-tax income; pre- or after-bonus net income; net operating profit after taxes; economic value added; ratio of operating earnings to capital spending; cash flow; cash flow per share; net earnings; net orders; order growth; share price performance; return on assets or net assets; return on equity; order backlog, return on capital (with or without income including cash); cash flow return on investment; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; gross profit margin; operating profit margin; net income margin; leverage ratio; total voluntary turnover or such other criteria that shall satisfy the requirements of Section 162(m). The Compensation Committee, in its discretion, may select one or more performance criteria and shall specify whether such performance criteria shall (i) be used to measure the performance of the Company as a whole or any Subsidiary, business unit, division, or segment of the Company, or any combination thereof, (ii) include or exclude (or be adjusted to include or exclude) special charges as they may appear in the Company’s earnings press releases for extraordinary items, the impact of charges for restructurings or productivity initiatives, non-operating items, discontinued operations and other unusual and non-recurring items, the effects of currency fluctuations, the effects of financing activities, the effects of acquisitions and acquisition expenses, the effects of divestiture and divestiture expenses, and the effects of tax or accounting changes, and/or (iii) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure.

Change-of-control.  In the event of a change-of-control, awards which have not vested shall immediately vest upon the participant’s involuntary termination by Covance for reasons other than cause (as defined in the 2014 Plan) or upon a constructive termination (as defined in the 2014 Plan) within two years of such change-of-control. A change-of-control is deemed to occur if: (i) any person becomes the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of Covance’s then outstanding securities; or (ii) within any period of 24 consecutive months, persons who were members of Covance’s Board of Directors immediately prior to such 24-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of Covance’s Board of Directors immediately prior to such 24-month period and who constituted a majority of Covance’s Board of Directors at the time of such election, cease to constitute a majority of Covance’s Board of Directors; or (iii) consummation of a merger, consolidation (where in each case Covance is not the survivor thereof), sale or disposition of all or substantially all of Covance’s assets, or a plan of partial or complete liquidation; or (iv) when an offerer (other than Covance) purchases shares of Covance’s Common Stock pursuant to a tender or exchange offer for securities representing 30% or more of the combined voting power of the Company’s outstanding securities.

Shares Available.  2,540,000 shares of Common Stock may be issued as awards under the 2014 Plan. Any shares granted as options or SARs shall be counted against this limit as one (1) share for every one (1) share granted. Any shares granted as awards other than options or SARs shall be counted against this limit as two and twenty-nine hundredths (2.29) shares for every one (1) share granted. In addition, the following shares may be issued under the 2014 Plan: (i) shares that were available for issuance under the 2013 Plan but were not issued or subject to options granted under the 2013 Plan, (ii) shares that are forfeited under the 2013 Plan and shares that are not issued under the 2013 Plan because of the cancellation, termination or expiration of awards, and/or other similar events, and (iii) shares that are issued under the 2014 Plan which are subsequently forfeited in accordance with the terms of the award or an award agreement or shares that are not issued because of the cancellation, termination or expiration of awards and/or similar events under the 2014 Plan. Shares withheld or tendered for payment of the exercise price of an award and/or shares withheld or tendered to satisfy withholding taxes shall not be added back to the number of shares available for the future grant of awards. Shares repurchased by Covance with proceeds from the exercise of options shall not be added back to the number of shares available for future grant. The shares awarded under the 2014 Plan may be either authorized but unissued shares of Common Stock or treasury shares.

The 2014 Plan is filed as an Exhibit to this current Report on Form 8-K and is incorporated by reference herein.  This description is qualified in its entirety by reference to the Plan.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Covance was held on May 6, 2014, pursuant to notice.  The results were as follows:

Two Class II members of the Board of Directors were reelected.

Nominee	For	Withheld
Gary E. Costley, Ph.D.	49,464,095	1,172,320
Sandra L. Helton	49,780,978	855,437

The shareholders approved the Company’s Executive Compensation in an advisory vote.

For	Against	Abstained	Broker-NonVotes
48,872,233	1,523,805	240,377	4,829,039

The shareholders approved the 2014 Employee Equity Participation Plan.

For	Against	Abstained	Broker-NonVotes
46,161,621	4,390,914	83,880	4,829,039

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors.

For	Against	Abstained	Broker-NonVotes
52,815,023	2,582,535	67,896	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	2014 Employee Participation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date:	May 9, 2014	/s/ James W. Lovett
		Name:	James W. Lovett
		Title:	Corporate Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description
10.1	2014 Employee Equity Participation Plan